UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

WYOMING	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

As previously announced, on November 5, 2010, Frontier Oil Corporation (the “Company”) commenced a cash tender offer for any and all of its outstanding $150,000,000 aggregate principal amount of 6⅝% Senior Notes due 2011 (the “6⅝% Notes”) and a solicitation of consent to amend the indenture governing the 6⅝% Notes (the “Indenture”) on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement.  On November 22, 2010, the Company announced that, as of 5:00 p.m., E.D.T. on November 19, 2010, it had received the requisite consents to amend the Indenture and accordingly entered into a Second Supplemental Indenture, dated November 22, 2010 (the “Supplemental Indenture”), to the Indenture with Wells Fargo Bank, N.A., as trustee for the 6⅝% Notes. The Supplemental Indenture, among other things, eliminates substantially all of the restrictive covenants and certain event of default provisions in the Indenture.

A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.  The description of the Supplemental Indenture contained herein is qualified in its entirety by the full test of such exhibit.

ITEM 3.03                      Material Modification to Rights of Security Holders.

See Item 1.01 hereto, which is incorporated herein by reference, with respect to the execution of the Supplemental Indenture on November 22, 2010.

ITEM 8.01                      Other Events

On November 22, 2010, the Company issued a press release announcing the results of the tender offer for its 6⅝% Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                      Financial Statements and Exhibits.

    (c) Exhibits

Exhibit Number	Description
4.1	Second Supplemental Indenture dated as of November 22, 2010 by and among Frontier Oil Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee.
99.1	Press Release, dated November 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION
By: /s/ Doug S. Aron Name: Doug S. Aron Title: Executive Vice President and Chief Financial Officer

Date: November 22, 2010